EXHIBIT 10.11

                       RESEARCH AND DEVELOPMENT AGREEMENT

This Research and Development Agreement (this "AGREEMENT"), effective as of January 4, 2006 (the "EFFECTIVE DATE"), is entered into by and between SAFETEK INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware, directly or through one of its subsidiaries (the "COMPANY"), and MATRIX PHARMA INC., a privately held Delaware company ("MATRIX").

The parties have entered on December 28, 2005, into an Exclusive Patent and Know How License Option Agreement (the "LICENSE AGREEMENT"; all capitalized terms not defined herein shall have the meaning ascribed to them in the License Agreement), pursuant to which Matrix has exclusively licensed to the Company certain Compounds.

In connection with the rights licensed under the License Agreement, and the Company's independently developed Intellectual Property Rights, the Company desires to obtain from Matrix, from time to time, various research and development Services (as defined below) as set forth herein, and Matrix desires to provide the Services to the Company, all under the terms and conditions of this Agreement.

1.    INTERPRETATION

      1.1. The preamble of this Agreement consists an integral part hereof. The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      1.2. In this Agreement the term "R&D PROGRAM" shall mean the R&D Program as defined in the License Agreement and any other research and development program to be initiated pursuant to the License Agreement.

2.    THE SERVICES

      2.1. During the Agreement Term (as defined below), the Company may, from time to time, at its discretion, request from Matrix in writing to perform all or any part of the R&D Program with regards to the Compounds, to reasonably assist to develop and commercialize the Licensed Products or otherwise reasonably assist the Company in any matter relating to the Compounds and the License granted to it under the License Agreement (the "SERVICES"). Notwithstanding the above, it is hereby agreed that since Matrix holds certain unique know how, the performance of the First Stage of Development, subject to the terms of the License Agreement, shall be preformed solely through the services of Matrix under this Agreement.

      2.2. Matrix will use its reasonably available resources, including researchers named by the Company, and shall conduct the Services pursuant to the R&D Program during the Agreement Term in highly professional manner, all in order to successfully meet the applicable Milestones at the time indicated in the R&D Program, as amended by the Steering Committee from time to time. Matrix shall be solely and fully responsible for the conduct of the Services, subject to the Company's obligations set forth herein, including obligation to pay Matrix the consideration for the performance of the Services, as set forth in Section 3 hereunder.

      2.3.  Matrix and the Company  shall meet  regularly  during the  Agreement
            Term to review the progress of the Services, and shall provide the Steering Committee all information requested by it from time to time as shall reasonably be required by the parties or by the Steering

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            Committee,  but not less  than  the  frequency  detailed  in the R&D
            Program. At the end of each Stage of Development, and no less often than every thirty (30) days or such other reporting period defined in the R&D Program, Matrix shall provide reports to the Company describing the progress of Services and the achievement of the Milestones. In addition, quarterly written report setting forth the status of Services and the applicable Stage of Development, as well as other accomplishments and significant research findings shall be prepared by Matrix and submitted to the Company, with a copy to the Steering Committee, within thirty (30) days of the end of each calendar quarter.

      2.4. Without limiting the aforesaid, Matrix shall be responsible to ensure that the Services performed hereunder are fully and clearly documented in reasonable manner and provided to Company upon its reasonable request (the "SERVICE DOCUMENTATION").

      2.5. The provisions of Section 3.5 of the License Agreement shall apply to any publication of information relating to the Services performed hereunder.

      2.6. Neither Matrix nor any of its shareholders, directors, officers, employees or other representatives or agents, nor any other Person involved in any future research by Matrix, shall take any action or enter into any agreement after the date hereof relating to the Licensed Products and/or the Compounds during the Term, which is inconsistent with the provisions hereof (including, without limitation, making any disposition of the Compounds, including by way of transfer, option grant, mortgage, pledge or otherwise,).

3.    CONSIDERATION

      3.1. In consideration for the Services, the Company shall reimburse Matrix for all costs under the R&D Program, as amended by the Steering Committee from time to time (collectively, the "COSTS" and the "FEE", as applicable). For the avoidance of doubt, if Matrix is required to perform services which are not indicated in the Budget, such services will be preformed against reimbursement by the Company of the costs incurred by Matrix in their performance, provided such costs were approved in advance and in writing by the Company.

      3.2. Notwithstanding the above, if the Costs for Matrix for successfully achieving the First Milestone are above 110% of the estimated costs for the First Stage of Development as detailed in the Budget on the date hereof (i.e. above US$165,000), Matrix undertakes to continue the conduct of the First Stage of Development, at its own expense, until Matrix successfully achieves the First Milestone.

      3.3. Matrix shall provide the Company with a full and detailed written report of the Costs incurred by it and the Fee to which it is entitled for each Reporting Period, not later than 30 days after the end of the Reporting Period ("MATRIX' REPORT").

      3.4. Matrix shall maintain complete and accurate records relating to the Costs, which records shall contain sufficient information to permit the Company to confirm the accuracy of any reports and Costs contained therein. Matrix shall retain such records for at least three (3) years after the applicable Reporting Period, during which time the Company and its appointed agents, shall have the right, not more than once a year, at the Company's expense to inspect and audit such records. Notwithstanding the above, if such audits reveal a discrepancy of more than 10% between the Fees paid by the Company to Matrix and the actual Fees payable hereunder, Matrix will bear the reasonable costs of such audit (including auditor's fee, travel and accommodation costs) and shall pay the Company a penalty amounting to twice the discrepancy amount.

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      3.5.  If any  misunderstanding  or dispute  arises in connection  with the calculation  of such Fees or Costs,  they shall be  determined by an
            independent   accountant,   to  be  appointed  by  the   independent
            accountant to be appointed by mutual agreement of the accountants of both parties within 30 days of demand in writing of any party, who shall act as arbitrator for the parties, subject to the following:
            (i) the place of arbitration shall be Tel Aviv; (ii) the language to be used in the arbitral proceedings shall be Hebrew; (iii) the arbitrator shall be free of the rules of procedure or evidence, but shall be subject to the substantive law and shall give only reasoned opinions in writing; (iv) the award rendered by the arbitrator shall be in writing and shall be final and binding upon the parties to the arbitration; judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be; (v) the arbitrator may consult with such experts as arbitrator shall see fit under the applicable rules; and (vi) this section shall be deemed to constitute an arbitration agreement between the parties, if and to the extent required under applicable law.

      3.6. The Fee shall be paid by the Company in U.S. Dollars, within 30 days after the receipt of Matrix' Report, against valid invoice. Notwithstanding the above, the Matrix' Report for the first Reporting Period in which Services were provided to the Company pursuant to this Agreement, shall also include all Costs incurred by Matrix while conducting the Matrix Internal R&D, as defined in the License Agreement, and, in addition, the amount paid to Matrix on the Exercise Date for Matrix Internal R&D according to Section 2.3 of the License Agreement, will be deducted from all amounts payable by the Company thereunder.

4.    INTELLECTUAL PROPERTY RIGHTS

      4.1. The provisions of Section 12.3, 12.4 and 12.5 of the License Agreement shall apply with respect to any new Intellectual Property Rights developed made, conceived or created by the parties.

      4.2. Notwithstanding anything else to the contrary herein, this Section shall survive the termination of this Agreement.

5.    CONFIDENTIAL INFORMATION

      5.1. For purposes hereof, "CONFIDENTIAL INFORMATION" means any and all Matrix Intellectual Property Rights including with regards to the Licensed Products and/or Compounds, the Company's Intellectual Property Rights, the terms and conditions of this Agreement, and any and all oral, written, electronic or other communications and other information disclosed or provided by one party to the other, including  any and all  analyses  or  conclusions  drawn or  derived therefrom regarding this Agreement, and information developed or disclosed hereunder, or any party's raw materials, processes, formulations, analytical procedures, methodologies, products, samples and specimens or functions, excluding (i) information possessed by a party prior to receipt from the other party, other than through prior disclosure by such party; (ii) published or available to the general public otherwise than through a breach of this Agreement; (iii) obtained by the party from a third party with

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            a valid right to disclose it,  provided that said third party is not
            under  a  confidentiality   obligation  to  the  first  party;  (iv)
            independently developed by employees, agents or consultants of such party; (v) is required to be disclose under applicable laws
            (including securities laws) or regulations, or by an order of a competent judicial body, all (i) to (v) which can be proven by written records.

      5.2. Each party shall keep and use all of the Confidential Information of the other party in confidence and will not, without the other party's prior written consent, disclose any Confidential Information of the other party to any person or entity, except those of its officers, servants, employees and agents who require said Confidential Information of the other party in performing their obligations under this Agreement, all subject to such party's rights to use such Confidential Information in furtherance of the purposes set forth in this Agreement and the License Agreement. Each of the parties covenants and agrees that it will initiate and maintain an appropriate internal program limiting the internal distribution of the Confidential Information of the other party to its officers, servants, employees or agents and to take the appropriate non-disclosure agreements from any and all persons who may have access to the Confidential Information of the other party.

      5.3. In the event that a party is required by judicial or administrative process to disclose any or all of the Confidential Information of the other party, such party shall promptly notify the other party and allow the other party reasonable time to oppose such process before disclosing any Confidential Information.

      5.4. For the avoidance of doubt, the provisions of this Section 5 shall not limit, in any way whatsoever, the Company's right to use the Compounds according to the licenses granted to it under the License Agreement.

      5.5.  Notwithstanding   anything   else  to  the  contrary   herein,   the
            obligations under this Section shall survive the termination of this Agreement.

6.    TERM AND TERMINATION

      6.1. The term of this Agreement shall commence upon the exercise of the Option and shall continue until the termination of the R&D Program (the "AGREEMENT TERM").

      6.2. The Agreement may be terminated by either party, without any additional payment or compensation not otherwise due hereunder, immediately upon the occurrence of any of the termination circumstances described in the License Agreement, and the provisions of Section 17 of the License Agreement shall apply, mutatis mutandis. For avoidance of doubt, and subject to Section 17.5 of the License Agreement, it is made clear that termination of this Agreement and/or the License Agreement by Matrix shall automatically terminate any agreement Company has signed with Affiliates, Sub-Licensees or other third parties with regards to the Services, Licensed Products, Compounds or any other matters relating to this Agreement and/or the License Agreement, unless Matrix has given Company prior written approval otherwise. However, in the event that this Agreement is terminated while a Sub-Licensee is in compliance with its Sub-License, Matrix agrees to provide to such Sub-Licensee, at such Sub-Licensee's request, a direct license to the rights sublicensed under the Sub-License, on substantially the same terms and conditions of this Agreement, provided that Matrix may require adequate assurances protecting its rights and economic benefit.

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7.    MISCELLANEOUS

      7.1. This Agreement shall be subject to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Subject to Section 3.2 above and other than disputes to be resolved by the Steering Committee pursuant to Section 6.3 of the License Agreement or by the Scientific Arbitrator pursuant to Section 20 of the License Agreement, all disputes which may arise our of or in connection with this Agreement, shall be subject to the exclusive jurisdiction of the courts of the State of Delaware.

      7.2.  Each  party  will  bear  its  own  costs  in  connection   with  the
            transactions contemplated hereunder, including attorney's fees and expenses.

      7.3. Each party has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Each party is relying solely on such advisors and not on any statements or representations of the other party or any of its agents. Each party understands that it shall be responsible for any tax liability that may imposed on it under applicable law as a result of the transactions contemplated by this Agreement.

      7.4. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      7.5. If Party's failure to comply with any terms of the Agreement and/or the R&D Agreement is due to causes beyond the control of the Company, including, without limitation, acts of God, fire, flood, strike, lockout, factory shutdown, act of civil or military authority, priority request, order of any applicable government or any department or agency thereof, insurrection, riot, war, embargo, or inability to obtain labor or materials from its usual sources, such failure shall not be regarded to as breach of the Agreement and/or the R&D Agreement.

      7.6. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter. For the avoidance of doubt, nothing herein limits or derogates form the provisions of the License Agreement and the provisions hereof shall only be in addition to the provisions of the License Agreement.

      7.7. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

      7.8. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

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      7.9.  Nothing  contained  herein  shall be deemed or  construed  to create between the parties hereto a partnership or joint venture. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever or to use any other party's name in any way not specifically authorized by this Agreement. No party shall be liable for any act, omission, representation, obligation or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

      7.10. This Agreement cannot be assigned by either party, except with the prior written consent of the other party. In any event, an assignment will be permitted only if the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the aforesaid, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Notwithstanding the above, the Agreement or any part thereof can be assigned by Matrix for the fulfillment of any part of the R&D Program to be provided by it, subject to the provisions of Section 13 of the License Agreement.

      7.11. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement. 7.12. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

      7.13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

      7.14. Any offer, notice, response or other communication required or authorized to be given by any party under this Agreement to the other party shall be in writing and shall be personally delivered, sent by facsimile transmission (with a copy by ordinary mail in either case) or dispatched by courier addressed to the other party at the address stated below or such other address as shall be specified by the parties hereto by notice in accordance with the provisions of this Section. Any notice shall operate and be deemed to have been served, if personally delivered or sent by fax on the next following business day, and if by courier, on the fifth following business day. Addresses for the purposes of this Section are as follows:

            To Matrix:  15 Berkeley Street
                        London W1J8DY
                        United Kingdom



            with a copy to (which shall not constitute service of process on):

            Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Law Offices 1 Azrieli Center, Tel Aviv 67021, Israel
            Fax: 972-3-6074444
            Attn: Mr. Nitzan Hirsch-Falk, Adv.

            To the Company:
            SafeTek International Int.
            23 Aminadav St., Tel Aviv 67898, Israel
            Fax: 972-3-5613465
            Attn: Mr. Shay Goldstein

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            with a copy to (which shall not constitute service of process on):
            Ori Rosen & Co., Law Offices
            1 Azrieli Center, Tel Aviv 67021, Israel
            Fax: 972-3-6074701
            Attn: Mr. Ori Rosen, Adv.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date hereinabove set forth.

Safetek International, Inc.                  Matrix Pharma Inc

By: /s/ Shay Goldstein                       By: /s/ Sion Balass
    ----------------------                       -----------------
    Name: Shay Goldstein                         Name: Sion Balass